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                                                                    EXHIBIT 99.1



                          [COMPUTER MOTION LETTERHEAD]



                                                 CONTACTS:   COMPUTER MOTION
                                                             Stephen Pedroff
                                                             Corporate Relations
                                                             805.685.3729 x232
                                                 CONTACTS:   COMPUTER MOTION
                                                             Dan Tamkin
                                                             Investor Relations
                                                             805.685.3729 x166

                    COMPUTER MOTION PATENT PROCEEDINGS UPDATE

REVIEW OF ONGOING ACTIVITIES IN UNITED STATES DISTRICT COURT FOR THE DISTRICT OF
 DELAWARE, UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA,
            UNITED STATES PATENT OFFICE, AND EUROPEAN PATENT OFFICE

Santa Barbara, Calif., April 3, 2002 -- Computer Motion, Inc. (Nasdaq National
Market: RBOT) today announced an update on the status of four ongoing patent proceedings. Computer Motion is suing Intuitive Surgical, Inc. in the U.S. District Court for the Central District of California for infringement of nine of the company's issued patents. Computer Motion is defending itself in a patent infringement suit brought by Intuitive Surgical on one of Intuitive's patents, licensed from IBM, in the U.S. District Court for the District of Delaware. The company is participating in interference proceedings in the United States Patent Office (USPTO) and in the European Patent Office (EPO).

On March 25, 2002 company representatives appeared at a status conference in the U.S. District Court for the Central District of California and requested that the Intuitive Surgical motion to stay civil proceedings be removed. The court stated that the stay will terminate on April 30, 2002, and that no further extensions of the stay would be granted. The court scheduled a status conference for May 6, 2002 to discuss completing discovery and other scheduling matters. Computer Motion intends to add a tenth patent to the suit upon the lifting of the stay.

"We are pleased that the court has set a termination date for the stay and look forward to the proceedings of the May 6th status conference, at which time we will discuss with the court how the discovery will proceed," stated Dr. Yulun Wang, Founder and Chief Technical Officer of Computer Motion.

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In a written ruling on March 30, 2002, the United States Patent and Trademark
Office Board of Patent Interferences issued rulings on the party's motions in the three pending interferences filed by Intuitive Surgical.

In the first interference concerning Computer Motion U.S. Patent No. 5,907,664, the Board granted Computer Motion's motion and dismissed or denied all of Intuitive Surgical's motions including the dismissal of a motion to invalidate the patent, indicating its intention to enter judgment in Computer Motion's favor. Although Intuitive has the right to submit a motion for reconsideration, the Board noted that they are prohibited from presenting, "new arguments or re-argue points already made and addressed by the Board."

In the second interference concerning Computer Motion U.S. Patent No. 5,878,583, the board has not entered a final decision. The Board denied Intuitive's motion seeking to add another of Computer Motion's patents (U.S. Patent No. 6,063,095) to the interference. In excluding U.S. Patent No. 6,063,095 the Board cited substantive differences from the patent included in the interference. The company noted that the Board's ruling reaffirms that six of the nine patents currently at issue in the California case continue to be excluded from the interference proceedings.

In the third interference concerning Computer Motion U.S. Patent No. 5,878,193, the Board denied Computer Motion's motion for judgment. The company has the right to request reconsideration. Further, the parties have the right to seek review of the decisions upon entry of a final judgment in either the U.S. Federal Circuit Court of Appeals or in a U.S. District Court.

"Among the six patents excluded from the interference proceedings but part of the U.S. District Court case in California are the fundamental concepts of filtering hand tremor (U.S. Patent No. 6,063,095), instrument indexing (U.S. Patent No. 5,762,458), using robotics to perform coronary suturing (U.S. Patent No. 6,001,108), and a system that includes the main components of a robotic system for minimally invasive surgery (U.S. Patent No. 6,244,809)," stated Dr. Wang.

In summary, Intuitive filed seventeen motions before the Board: nine were dismissed, four were denied, one was denied-in-part, deferred-in-part and granted-in-part, two were deferred, and one was granted.

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On March 20, 2002 the European Patent Office issued a preliminary ruling on
Computer Motion's European Patent No. 0,653,922. This patent titled, "Automated Endoscope System for Optimal Positioning," corresponds to Computer Motion's U.S. Patent No. 5,524,180 which Computer Motion has asserted against Intuitive Surgical for patent infringement. This ruling was in response to an opposition filed by Intuitive Surgical on September 14, 2000, challenging the validity of this patent. The EPO ruling found that the Computer Motion patent is valid over all of the prior art and arguments cited by Intuitive, including SRI and IBM's early work in the field of medical robotics.

In the case pending before the U.S. District Court for the District of Delaware, the company notes that one of the defenses available to it is strengthened by a recent decision in the Symbol v. Lemelson case. On January 24, 2002 the Federal Circuit Court of Appeals upheld the rule established years earlier by a Supreme Court ruling which stated that if an inventor delays for an unreasonable amount of time in obtaining broad claims after the filing of their patent, they may be prohibited from enforcing that patent against someone who has been prejudiced as a result of that delay. In Intuitive's suit against Computer Motion the voice control surgical robot claims of the IBM patent were issued in March 2001. Computer Motion began selling the voice controlled AESOP 2000 in 1996, five years before the patent in question was issued.

Computer Motion is a high-tech medical device company evolving surgical practices to enhance patient lives. The company develops, manufactures and markets proprietary computer-enhanced and robotic surgical systems that enhance surgeons' capabilities, improve patient outcomes and reduce costs. Computer Motion plays a significant role in transitioning the surgical community from current open procedures to endoscopic procedures that are less painful and traumatic to the patient. Computer Motion's products include the ZEUS(R) MicroWrist(TM) Robotic Surgical System for minimally invasive surgical procedures, and the HERMES(TM) Control Center, a centralized system that enables the surgeon to voice control a network of "smart" medical devices. The AESOP(R) Robotic Endoscope Positioner is the first surgical robot to be made commercially available in the U.S. The company's newest product, the SOCRATESTM Telecollaboration System, facilitates surgeon collaboration using video and audio conferencing, shared control of the endoscopic camera, and video annotation on the surgical image in the operating room. The company's products are CE-Marked for commercial sale in the European Community. The company's Web site is www.ComputerMotion.com.

This press release contains forward-looking statements concerning the company's business and products. Actual results may differ materially depending on a number of risk factors, including the risks of

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competition and competing technologies, duration or suspension of clinical studies, regulatory clearances and approvals, and physician, hospital and payor acceptance of the company's products. These factors and other risks inherent in the company's business are described from time to time in the company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K. The company undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.


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